UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE
SECURITIES AND EXCHANGE ACT OF 1934

Date of report: April 25, 2013
(Date of earliest event reported)

E*TRADE FINANCIAL CORPORATION
(Exact name of registrant as specified in charter)

Delaware	1-11921	94-2844166
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
1271 Avenue of the Americas, 14th Floor, New York, New York 10020 New York, New York 10022
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code:  (646) 521-4300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 30, 2013, E*TRADE Financial Corporation (the “Company”) announced that, effective May 1, 2013, its Board of Directors (the “Board”) has appointed Navtej S. Nandra as the Company’s President.   The Company also announced that its Board has appointed Liza Landsman as the Company’s Chief Marketing Officer.  Michael Curcio, Executive Vice President and President of E*TRADE Securities LLC, is leaving the Company.  His employment as an officer will end on May 1, 2013, but Mr. Curcio will remain as an employee of the Company in advisory role for a transition period of up to six-months.  Mr. Curcio will be eligible to receive separation benefits in accordance with his employment agreement dated January 1, 2012.

Mr. Nandra, age 46, joins the Company from Morgan Stanley, where he served as Head of International for Morgan Stanley Investment Management.  Prior to joining Morgan Stanley in 2010, Mr. Nandra held senior management roles at Merrill Lynch, serving as Head of Diversified Financial Services and Chief Operating Officer within the Global Wealth Management private client business from 2007 to 2009 and, prior to that, as the Chief Operating Officer of the Global Markets and Investment Banking business.

The Company entered into an employment agreement with Mr. Nandra, pursuant to which he will receive an annual base salary of $750,000.  He will be eligible for an annual cash performance bonus with an annual target of $1,650,000 and for an equity incentive with an annual target initial value of $1,650,000, subject to vesting over four years following the grant.  For 2013 only, he will be guaranteed his target cash bonus and his target equity bonus, each to be paid in early 2014.   Mr. Nandra will also receive a one-time cash sign-on bonus of $250,000. If Mr. Nandra is terminated without cause or resigns due to adverse actions by the Company, and he signs a release of claims, he would receive severance benefits of one times his annual cash compensation (salary and annual cash target bonus) and his equity would be accelerated, in addition to a pro rata payment of his cash bonus for the year of termination.  If the termination occurs in anticipation of, or following, a change of control, his severance would be increased to two times his annual cash compensation.

Item 9.01.  Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description

99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

E*TRADE FINANCIAL CORPORATION

Dated:	April 30, 2013	By:	/s/ Karl A. Roessner
Name: Karl A. Roessner
Title: Corporate Secretary